UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2022

Helbiz, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39136	84-3015108
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

32 Old Slip, New York, NY 10005
(Address of Principal Executive Offices, and Zip Code)
(917) 675-7157
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value	HLBZ	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one share of Class A Common Stock	HLBZW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 1.01 Entry into a Material Definitive Agreement

On August 9, 2022, we entered into a securities purchase agreement (the “Agreement”) with an accredited investor (the “Debenture Holder”) to place Convertible Debentures (the “Debentures”) with a maturity date of twelve months after the issuance thereof in the aggregate principal amount of $3,000,000 (the “Transaction”), provided that in case of an event of default, the Debentures may become at the Debenture Holder’s election immediately due and payable. The Debentures bear interest at the rate of 5% per annum, provided that in the event of a default such interest rate increases to 15%.

The Debenture Holder may convert a Debenture in its sole discretion at any time on or prior to maturity at the lower of $2.00 or 92.5% of the lowest daily VWAPs during the 5 consecutive trading days immediately preceding the conversion date or other date of determination, provided that as long as we are not in default under the Debenture, the conversion price may never be less than $0.25 unless lowered by the Company pursuant to the Agreement. We may not convert any portion of a Debenture if such conversion would result in the Debenture Holder beneficially owning more than 4.99% of our then issued common stock, provided that such limitation may be waived by the Debenture Holder with 65 days’ notice. The issuances of these shares were made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 3.02 Unregistered Sale of Equity Securities

As disclosed in the current report on Form 8-K filed on October 18, 2021, on October 12, 2021, we entered into a securities purchase agreement pursuant to which we issued three convertible notes in an aggregate principal amount of $30 million (all such notes, the “Convertible Notes”). The first convertible note for the principal amount of $15,000,000 was issued on October 12, 2021. The second convertible note for the principal amount of $10,000,000 was issued on October 27, 2021. The third convertible note for the principal amount of $5,000,000 was issued on November 10, 2021. From June 8 to August 8, 2022, the holder of the Convertible Notes converted and received 11,061,606 shares of our Class A common stock (the “Conversion Shares”). After the conversions, the principal amount of the second and third convertible notes have been fully converted and retired. The first convertible note has a principal amount of $11,950,000 remaining.

Among the Conversion Shares, 9,365,749 shares of class A common stock were issued pursuant to the registrations statements on Form S-1 (file no. 333-264496 and file no. 333-265888), which was declared effective on May 27, 2022, and July 11, 2022; 1,695,857 shares of class A common stock were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

Item 9.01 Financial Statements and Exhibits

The following exhibits are attached to this Current Report on Form 8-K.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated August 9, 2022
10.2	Form of Debenture
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 15, 2022

HELBIZ, INC.

By:	/s/ Salvatore Palella
Name: Title:	Salvatore Palella Chief Executive Officer